UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 13, 2006
SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
140 Caspian Court, Sunnyvale, California                      94089
(Address of principal executive offices)                      (Zip Code)
Registrant’s telephone number, including area code (408) 542-0500
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     On January 13, 2006, SanDisk Corporation, a Delaware corporation (“SanDisk”), completed its acquisition of Matrix Semiconductor, Inc., a Delaware corporation (“Matrix”), pursuant to an Agreement and Plan of Merger, dated October 20, 2005, by and among SanDisk, Mike Acquisition Company LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of SanDisk (“Merger Sub”), Matrix and Bruce Dunlevie as the stockholder representative for the stockholders of Matrix (the “Merger Agreement”), which is filed as Exhibit 2.1 to this report. Pursuant to the Merger Agreement, Matrix merged with and into Merger Sub, with Merger Sub continuing as the surviving entity now renamed “SanDisk 3D LLC” (the “Merger”).
     The total consideration paid by SanDisk in connection with the Merger is 3,722,591 shares of SanDisk common stock, of which 182,136 shares were placed into escrow for one year following the closing to cover certain indemnification obligations contained in the Merger Agreement, the assumption of outstanding equity incentives that could result in the issuance of 567,379 additional shares of SanDisk common stock and the payment of approximately $14 million in cash. The shares of common stock to be issued by SanDisk as part of the consideration for the Merger were not registered and are issued on the basis of an exemption from registration under the Securities Act of 1933 pursuant to a permit granted by the California Commissioner of Corporations.
     The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein in its entirety by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

Number	Description of Document
2.1	Agreement and Plan of Merger, dated as of October 20, 2005, by and among SanDisk Corporation, Mike Acquisition Company LLC, Matrix Semiconductor, Inc. and Bruce Dunlevie as the stockholder representative for the stockholders of Matrix Semiconductor, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 20, 2006

SanDisk Corporation
By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description of Document
2.1	Agreement and Plan of Merger, dated as of October 20, 2005, by and among SanDisk Corporation, Mike Acquisition Company LLC, Matrix Semiconductor, Inc. and Bruce Dunlevie as the stockholder representative for the stockholders of Matrix Semiconductor, Inc.